Exhibit 10.7

STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 12th day of April in the year 2019, between G&S REALTY 1, LLC, having an address at 530 Seventh Avenue, New York NY 10018 party of the first part, hereinafter referred to as OWNER, and Zeno Management, Inc., having an address at 530 Seventh Avenue, New York, NY 10018 party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner SUITE 2201 in the building known as 530 Seventh Avenue in the Borough of Manhattan, City of New York, for the term of (See Rider Article 41) (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1ST day of May in the year 2019, and to end on the 30TH day of June in the year 2023, and both dates inclusive, at the annual rental rate of (See Rider Article 41) which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first        monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent:                     1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:           2. Tenant shall use and occupy the demised premises for                                See Rider Article 50

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner by notice to Tenant no later than twenty (20) days prior to the date fixed on the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant. In which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the demised premises by Owner, at Tenant’s expense.

Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire

Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty. Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damage in whole or in part) if the building shall be so damaged1 then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property, Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances2 Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained .The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. lf Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.

1.	That, in Owner’s opinion, substantial alteration, demolition or reconstruction of the Building will be required.
2.	or betterments made by or for the benefit of

Vault, Vault Space. Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility. Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled in possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title [    ] of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days. If Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and If Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice or cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waiver the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof. Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period. If any, (except in an emergency), then, unless otherwise provided elsewhere in this lease. Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, casements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is” on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”. In good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, in the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be closed (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise In this lease provided, any notice, statement demand or other communication required or permitted to be given, endered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available). Return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address herein above set forth (except that after the date specified as the commencement of the term of this lease. Tenant’s address unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered. If delivered to tenant personally. (b) on the data delivered. If delivered by overnight courier (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid designers a different address or addresses for notices, statements, demand or other communications included for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and net in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Water Charges: 29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant’s occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair ( of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realtiy of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent, on the first day of each month,                % ($         ) of the total meter charges as Tenant’s portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

(See Rider Article 43)

Sprinklers: 30. Anything else where in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire Insurance rates, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $         . on the first day of each month during the term of the this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

(See Rider Article 43)

Elevators, Heat, Cleaning: 31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults. Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building, Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security: 32. Tenant has deposited with Owner the sum of $ 243,109.90 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent1, or any other sum as to which Tenant is in default, or for any sum which Owner may expend2, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part. Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all Liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a pan, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the pardon or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed end agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford as the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall of the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in-writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Directory Board Listing: 39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

SEE RIDER(S) AND GUARANTY (IF APPLICABLE) ANNEXED HERETO AND MADE PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

G & S REALTY 1, LLC

BY:	/s/ Robert Savitt
Robert Savitt, Member
Zeno Management , Inc.
Docusigned by:
By:	/s/ Anthony Sun, MD
Written Name:	Anthony Sun, MD
Title:	CEO

1.	and/or in the event that this lease is rejected in a bankruptcy or insolvency proceeding.
2.

including , but not limited to ,any damages arising from the rejection of this lease in a bankruptcy or insolvency proceeding and use and occupancy charges in the event of Tenant’s holding over in the demised premises after the expiration or sooner termination of this lease.

RIDER ATTACHED AND MADE PART OF LEASE DATED: APRIL 12th, 2019

-between-

G&S REALTY 1, LLC, as “OWNER” or “LANDLORD”

and

ZENO MANAGEMENT, INC., as “TENANT”

Covering Suite 2201 at 530 Seventh Avenue, New York, New York

41.	Term of Lease; Annual Fixed Rental; Electricity Rent Inclusion:

(A)    Term: Subject to the terms and conditions set forth in Article 65, this Lease shall commence as of May 1, 2019 and shall expire on June 30, 2023 unless sooner terminated in accordance with the terms and conditions of this Lease.

(B)    Annual Fixed Rental: The annual (or pro rata partial year, as applicable) and monthly fixed rental rates for the demised premises shall be as follows:

1)    Three Hundred Forty Thousand Eight Hundred and 00/100 Dollars ($340,800.00) for the period from May 1, 2019 through April 30, 2020 ($28,400.00 per month);

2)    Three Hundred Fifty Thousand Five Hundred Twenty and 00/100 Dollars ($350,520.00) for the period from May 1, 2020 through April 30, 2021 ($29,210.00 per month);

3)    Three Hundred Sixty Thousand Five Hundred Thirty-One and 60/100 Dollars ($360,531.60) for the period from May 1, 2021 through April 30, 2022 ($30,044.30 per month);

4)    Three Hundred Seventy Thousand Eight Hundred Forty-Three and 55/100 Dollars ($370,843.55) for the period from May 1, 2022 through April 30, 2023 ($30,903.63 per month); and

5)    Sixty Three Thousand Five Hundred Seventy Seven and 48/100 Dollars ($63,577.48) for the period from May 1, 2023 through June 30, 2023 ($31,788.74 per month).

The annual fixed rental shall be payable in equal monthly installments on the first day of each month, in advance, throughout the term of this Lease, without any set-off or deduction whatsoever, except that the first monthly installment shall be paid by TENANT on execution and delivery of this Lease to OWNER.

(C)    Free Rent: Provided and so long as TENANT is not ever in monetary or material non-monetary default of this Lease beyond any applicable cure period, TENANT shall not be required to pay fixed rent for the month of May, 2019. If this Lease is terminated by OWNER because of TENANT’s default, then, in addition to all other damages and remedies to which OWNER may be otherwise entitled, OWNER shall also be entitled to the repayment, upon demand, of the unamortized portion of the free fixed rent calculated on a straight-line bases over the initial term of the Lease, OWNER’s failure to elect to collect the abated rent upon a default by TENANT shall not be deemed a waiver of OWNER’s right to collect such abated rent at any later point. TENANT acknowledges that it shall be responsible for the payment of water, sprinkler and electric charges commencing immediately upon TENANT’s having access to the demised premises.

(D)    Owner’s Work: Prior to the commencement of the term, OWNER, at its expense, shall substantially complete the work set forth on Schedule “A” annexed hereto (collectively, the “OWNER’s Work”), in building standard manner, using building standard materials and finishes. OWNER represents and warrants that OWNER shall perform OWNER’S Work in a good and workmanlike manner and in compliance with all laws, codes and ordinances and all insurance requirements, and perform such OWNER’S Work in accordance with the plans and specifications. As used herein, “substantially complete” shall be deemed to mean a status of completion which complies with Schedule “A” in all material respects, is in compliance with all applicable laws, and does not materially interfere with TENANT’s move-in and use of the demised premises, subject to whatever other work, installations, or improvements TENANT intends to perform with respect to the demised premises. If for any reason the OWNER’s work is not substantially completed by the scheduled commencement of the term, said commencement shall be delayed until said work is substantially completed, and the free rent period shall be adjusted accordingly. In the event OWNER’s work is not substantially complete, subject to punch list items only, by September, 2019 (as the same may be extended by force majeure), TENANT may terminate this Lease upon written notice to Landlord, in which case, this Lease shall be of no further force or effect and Landlord shall promptly return to TENANT all sums previously delivered to OWNER by TENANT.

(E)    Electricity - Rent Inclusion: Throughout the term of this Lease, electricity shall be supplied to the demised premises in accordance with the provisions of Clause B of the Electric Rider annexed hereto, on a rent inclusion basis, at the rate of $3.50 per rentable square foot. The annual and fixed rental rates in subparagraph (B) above already include such rent inclusion amounts.

42.	Additional Rent: (Real Estate Taxes):

(A)    In the event that the “Real Estate Taxes” (as hereinafter defined) levied on all or any part of the property of which the demised premises are a part, including the land (collectively, the “Property”), shall for any year after the New York City tax year 2019/2020 (the “base tax year”) be in excess of the Real Estate Taxes levied against the Property with respect to the base tax year during the Term, TENANT shall pay to the OWNER, as additional rent, an amount equal 1.677% percent (“TENANT’S Share”) of such excess, if any. Commencing on February 1, 2020, and on February 1st of each year thereafter during the Term, on the first day of each of the following five (5) months (ending with July 1st,) OWNER shall bill TENANT one-sixth (1/6th) of the estimated amount of TENANT’s Share of Real Estate Taxes, if any, for the tax year beginning July 1st in each such year, and within sixty (60) days following the expiration of the calendar year in which said monthly payments are made, OWNER shall reconcile the estimated payments and actual Real Estate Taxes payable with respect for the subject tax year. TENANT shall pay, within thirty (30) days after notice from OWNER any deficiency in said estimated payments, and, if any amount is due to TENANT, the same shall be paid to TENANT or credited against the next rent or additional rent payable by TENANT. In addition, TENANT shall pay, as additional rent, for each and every tax year, commencing with the tax year in which the term of this Lease commences, TENANT’s Share of the business improvement district (“BID”)1 or special assessment taxes levied against OWNER for the district in which the building is located from dollar one and not of the excess over the aforesaid base tax year. TENANT’S Share of the business improvement district or special taxes shall be payable within thirty (30) days of receipt of OWNER’s statement therefor.

(B)    If OWNER should incur any expense in connection with OWNER’s endeavor to reduce or prevent increase in the Real Estate Taxes and/or any assessed valuation and OWNER does, in fact, achieve such reduction or prevent such assessment, as the case may be, TENANT shall be obligated to pay, as additional rent, the amount computed by multiplying the TENANT’S Share by the expenses incurred by OWNER, provided that in no event shall the expenses paid by Tenant exceed the savings to Tenant. The obligation to make any payments of additional rent pursuant to this Article, including any obligation of OWNER to credit or pay Tenant, as the case may be, pursuant to the next sentence, shall survive the expiration or other termination of this Lease for a period of two (2) years. In the event OWNER receives a refund of Real Estate Taxes arising from OWNER’s contest thereof and TENANT has paid TENANT’S Share thereof, TENANT’S Share of such refund (less TENANT’S share of the expenses in procuring said refund to the extent not already paid by TENANT) shall be credited against the next installment of TENANT’s Share, and, if any amount is owed to TENANT at the time of the expiration of this Lease, then, so long as TENANT is not in default, the same shall be paid to TENANT within thirty (30) days after such expiration. If Real Estate Taxes for the base tax year shall be reduced, including, but not limited to, as a result of any proceeding brought by OWNER, then for the purposes of this Article 42, Real Estate Taxes for the base tax year shall be deemed to be such amount, and any prior and future payments shall be readjusted to reflect said reduction in the base tax year. TENANT acknowledges and agrees that only OWNER shall be eligible to institute tax reduction or other proceedings. The obligations of the parties shall survive the expiration of the term of this Lease in accordance with this Article.

(C)    As used herein, the term “Real Estate Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments that in each case are imposed upon the Property, without taking into account any discount that OWNER receives by virtue of any early payment of Real Estate Taxes, or otherwise; provided, however, that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon the Real Property, the owner thereof, or the occupancy, rents or income derived therefrom, in substitution for or in addition to any of the Real Estate Taxes, then such other tax or assessment to the extent substituted shall be included in Real Estate Taxes for purposes hereof (calculated on the basis that the Property is OWNER’s sole asset and the income therefrom is OWNER’s sole income). Real Estate Taxes shall also include, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Property, (ii) any fee, tax or charge imposed by any governmental or quasi-governmental authority for any vaults or vault spaces that in either case are appurtenant to the Property, and (iii) any taxes or assessments levied after the date of this Lease, in whole or in part, for public benefits to the Property, provided that the so-call BID taxes and assessments shall be separately paid in full as provided in subparagraph (A) above. Real Estate Taxes shall not include (a) any franchise, transfer, estate or inheritance taxes imposed on OWNER, or income taxes imposed upon OWNER, or (b) any fines, penalties or interest incurred as a result of OWNER’s failure to pay any Real Estate Tax when due. Except as set forth in Section 42(B) above, in no event shall Tenant be entitled to any credit in the event the Real Estate Taxes are less than those in the base year.

43.    Water; Sprinkler: Supplementing Articles 29 and 30 of the printed portion of this Lease: (i) TENANT shall pay to OWNER $100.00 per month, as additional rent for TENANT’s water use, unless OWNER, at its option, elects to install a meter or submeter to measure TENANT’s water usage and bill TENANT as provided in Article 29, and (ii) TENANT shall pay to OWNER $100.00 per month, as additional rent for sprinkler supervisory service. Said monthly payments shall be made together with the payment of fixed monthly rent.

44.	Air-Conditioning

(A)    OWNER hereby grants the TENANT permission to use the air-conditioning unit(s), if any, currently installed in the demised premises during its occupancy of the demised premises. It is understood and agreed that TENANT, at its sole cost and expense, will comply with all the laws, rules, orders, ordinances and regulations of any governmental and quasi-governmental bureaus and departments having jurisdiction thereover, and of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization. TENANT covenants and agrees to carry liability insurance and water damage legal liability insurance with respect to the said air-conditioning unit(s) and its associated ducting and other equipment (deemed included within the term “air-conditioning unit(s)”) throughout the term of the Lease.2 TENANT further covenants and agrees that upon the expiration or sooner termination of this Lease, said air-conditioning unit(s) shall all remain the property of the OWNER and may not be removed by TENANT without the permission of OWNER. In no event may TENANT install any window or thru-wall air-conditioning units or equipment.

(B)    If the demised premises is now or hereafter served by water-cooled air-conditioning unit(s), TENANT agrees to pay Three Hundred Fifty and 00/100 ($350.00) Dollars per annum for each refrigeration ton allocable to the demised premises (9.45 tons) within thirty (30) days after being billed by OWNER except that if the Lease commences during the period from October 1st through December 31st, TENANT shall not be obligated to pay said amount for such calendar year. TENANT agrees that it shall maintain, repair and replace (if necessary) the air-conditioning unit(s), whether air-cooled or water-cooled, throughout the term of this Lease and shall have the same serviced immediately prior to April 1 of each calendar year. If TENANT fails to properly maintain and service the air conditioning unit(s) by April 1st of each year, OWNER, without limiting any of its other remedies, may have the same serviced at TENANT’s sole cost and expense. TENANT shall also keep in full force and effect, throughout the term of this Lease, a full service contract with a reputable provider approved by OWNER, such approval not to be unreasonably withheld, and, prior to April 1 of each year, furnish to OWNER a copy of TENANT’s service contract together with proof from the service provider that it has been paid in full for the ensuing cooling season. Notwithstanding the foregoing, OWNER may require TENANT to engage a particular designated service provider, or to pay to OWNER within ten (10) days after demand, from time to time, a pro rata share, as reasonably estimated by OWNER, of OWNER’s cost of carrying a service contract on other units as well as the air-conditioning unit(s) serving the demised premises, so long as the rates charged, in each case, are reasonably competitive with other reputable contractors providing comparable quality services in similar buildings similarly located. OWNER shall have all the rights and remedies to enforce the payment of the amounts due hereunder as it now has under this Lease, or otherwise, for the enforcement of the payment of fixed rent. TENANT acknowledges that it may not replace any water cooled unit with an air-cooled unit, nor install an air-cooled unit, without OWNER’s prior consent, which may be withheld in OWNER’s sole discretion, and that all of said unit(s) and any ductwork and equipment serving same shall be and remain the property of the OWNER. OWNER does not warrant TENANT’s right to continue to use the air-conditioning system if such use be prohibited or restricted by any law, ordinance or governmental regulation, directly or indirectly, and TENANT shall be solely responsible for the costs and expenses for the installation and/or modification of all or any part of such system.

(C)    Notwithstanding the provisions of subparagraph (B) above, (i) the parties acknowledge that the demised premises is currently served by a common air-conditioning system, and, unless the system is entirely air-cooled, TENANT shall pay the per annum charge set forth in subparagraph (B) above and (ii) unless and until an independent unit is installed, TENANT agrees to pay 63% of the total cost of maintaining, servicing, and repairing the air-conditioning unit(s), but not any necessary replacement of the unit unless the need therefor results from the negligence or willful misconduct of TENANT or any subtenant or licensee, or any of TENANT’s or their respective employees, agents, contractors, subcontactors, or invitees.

45.	Maintenance; Cleaning; Repairs; Use of Freight Elevator:

(A)    OWNER shall not be obligated to provide any maintenance, cleaning or rubbish removal services with respect to the demised premises. TENANT, at its cost and expense, shall employ a cleaning contractor to clean the interior of the demised premises and shall contract directly with the building’s designated carting company or other third party approved by OWNER to remove all rubbish and refuse from the demised premises (including carting the same from the building and lawfully disposing of same). TENANT agrees not to employ any person or firm for interior cleaning in or to the demised premises, including, without limitation, for any alterations or improvements to the demised premises, without OWNER’S prior written consent, such consent not to be unreasonably withheld or delayed, provided that any such labor would not cause or threaten to cause a strike by any union connected with any employees employed directly or indirectly by OWNER, or others engaged in any work at the building. Notwithstanding the foregoing OWNER may require TENANT to utilize a designated union or other contractor for its interior cleaning so long as the rates charged are reasonably competitive with other reputable union contractors providing comparable quality services in similar buildings, similarly located.

(B)    TENANT shall maintain and repair the demised premises and each and every part thereof, including, but not limited to, all electrical, plumbing, lighting, and air-conditioning systems, fixtures and equipment solely serving the demised premises, and the doors and door frames therein or thereto (including all hardware), and any glass areas (the interior of which shall be regularly cleaned) and frames therefor (excepting the curtain wall’s window frames), provided, however, that OWNER shall be responsible for the repair of (i) the roof (including roof membrane) and structural portions of the building affecting the demised premises, (ii) the building elevators and fire stairways serving the demised premises, (iii) the existing perimeter radiators and existing piping therefor, and (iv) the portions of the building’s electric, heating, lavatory plumbing systems and other building systems to the exterior of the demised premises (or to the point they connect to the subject floor’s utility closet, utility room or meter if the same are located outside the demised premises), it being agreed that all branches from the main electric, plumbing, water and heating risers, from the point on each floor of the demised premises at which said branches connect to the building risers, shall be maintained and repaired by TENANT as shall any other systems3 equipment and fixtures heretofore or hereafter installed by TENANT, provided further, however, TENANT shall also be liable to OWNER, in any event, for the cost of any repair required by reason of the negligence or willful misconduct of TENANT or any subtenant or any of their respective employees, agents, contractors or invitees, or resulting from any alterations made by or on behalf of TENANT or any said subtenant. As used herein, the term “repair” shall include replacement and substitutions of all property when necessary, of a quality, class and value at least equal to the property replaced or substituted. TENANT shall also retain a licensed professional exterminating service which will service the demised premises on a regular basis throughout the term so as to keep the demised premises free of vermin, provided that the same is required regularly of more than 75% of the other similarly situated tenants (otherwise on an as-needed basis); OWNER, at its option, may require TENANT to utilize OWNER’s designated contractors provided the rates charged are reasonably competitive with other reputable contractors providing comparable quality services in similar buildings, similarly located.

(C)    Supplementing the provisions of Article 31 and the Rules and Regulations, as the same may be amended, and notwithstanding anything to the contrary contained therein, Owner shall provide to Tenant, at no charge, non-exclusive freight elevator service Monday through Friday (excluding Holidays) from 8:00 A.M. to 4:00 P.M., subject to prior appointment and availability. For usage of the freight elevator at other times, TENANT shall pay OWNER’s standard rates for the building, which rates may change from time to time during the term of this Lease. Use of the freight elevator shall in all events be arranged by TENANT on not less than twenty-four (24) hours’ prior notice and shall be provided by OWNER to the extent that no conflict exists with other tenants or other parties requesting such usage (all conflicts to be resolved by OWNER, in OWNER’s sole discretion).

46.    Signage: No sign, advertisement, notice, display or any other item (for any purpose) shall be inscribed, painted or affixed on any part of the building, including the exterior of the demised premises, or on the inside or outside of door frames, side lights or glass areas, or within the demised premises (if visible from the exterior of the demised premises) without the prior written consent of OWNER, provided, however, that TENANT shall be entitled to place a building standard sign on the door to the demised premises showing the label of TENANT’S merchandise as approved by OWNER upon execution of this Lease, and TENANT shall also be provided with one (1) listing on the lobby directory for said label, TENANT shall utilize OWNER’s designated sign vendor for said door sign and pay the cost thereof when due. OWNER may remove any sign or other item installed in violation of this provision, and TENANT shall pay the cost of such removal. Unless approved in writing by OWNER, no advertising of any kind by TENANT shall refer to the building, other than the address, nor shall TENANT use any picture, photograph or drawing of the building (or a silhouette thereof) in TENANT’s letterhead or promotional materials. OWNER’s agreement to list any name other than that of TENANT shall neither grant such party or entity any right or interest in this Lease or in the demised premises nor constitute OWNER’s consent to any assignment or sublease or occupancy of the demised premises by such party or entity. OWNER shall have the right to impose its then building standard charges upon TENANT for its door sign and any requested changes to the lobby directory or said door sign. In the event of a permitted assignment or sublease, the assignee or sublessee shall be entitled to the building directory listing which TENANT would have otherwise been permitted hereunder.

47.    Broker(s): Each party warrants and represents to the other party that such party has had no dealings with any broker or agent except Savitt Partners LLC and Michael Heaner, Partner, Kaufman Organization, 450 Seventh Avenue New York, NY 10123, in connection with this Lease, and each such party covenants and agrees to hold harmless and indemnify the other party and its agents from and against any and all costs, expenses and/or liability, including, without limitation, attorneys’ fee and court costs, suffered or incurred by such party, for any compensation, commissions, fees and charges claimed by any other broker(s) or an agent with respect to this Lease or the negotiation thereof, or any renewal, extension or modification hereof. The obligation of each party contained in this Article shall survive the expiration or earlier termination of this Lease. As between TENANT and OWNER, OWNER shall be responsible for the brokerage fee, if any, due the above-named broker(s).

48.    Alterations: Supplementing the terms and conditions of Article 3 and the Rules and Regulations, as the same may be amended:

(A)    TENANT, at its sole cost and expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of any alterations, improvements or other work (including demolition) undertaken by TENANT in and to the demised premises (“TENANT Changes”) and for final approval thereof upon completion (including all necessary sign-offs), and shall cause TENANT Changes to be performed in compliance therewith and with all applicable laws and requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the building. All contractors, subcontractors and others engaged in TENANT Changes (including, but not limited to, those performing electrical and plumbing work) shall be subject to the approval of OWNER, which approval shall not be unreasonably withheld, provided that the same are not likely to cause any labor disharmony. Notwithstanding the foregoing, TENANT shall be obligated, at its cost and expense, to employ OWNER’s supervising engineer and designated contractors for any alterations and improvements or other work which involves or relates to the building’s electrical system and/or fixtures, or the New York City and New York State Life and Safety Code, including, but not limited to, the building’s Class E system and sprinkler system; without limiting the foregoing, in the event that TENANT performs any future alterations, TENANT, at its cost and expense, agrees to install all necessary exit lighting, strobe lights and smoke detector equipment as required in connection with such future alterations under the above stated code(s) and other applicable laws and regulations. Prior to commencing any TENANT Changes, TENANT shall first give to OWNER written notice thereof which shall include four (4) copies of the plans and specifications for the proposed TENANT Changes prepared by TENANT’s architect and/or engineer, as the case may be (including, without limitation, layout, architectural, mechanical and structural drawings, to the extent applicable) in CADD format that contain sufficient detail for OWNER and OWNER’s consultants to reasonably assess the proposed TENANT Changes, and, upon completion of TENANT Changes, shall furnish OWNER with “as-built” plans prepared by TENANT’s architect showing the entire demised premises and any permitted TENANT Changes outside thereof. OWNER agrees not to unreasonably withhold its consent to any TENANT Changes which are interior and non-structural, and do not affect any of the building’s systems or operations, or any of the windows, or areas visible from the public portions of the demised premises OWNER agrees that TENANT may perform painting of walls without OWNER’s consent, on at least seven (7) days prior notice to Owner, but TENANT acknowledges that any floor treatment or covering (including, but not limited to, staining, tiling and/or carpeting (but not area rugs)) shall require OWNER’s prior written consent.

(B)    In no event shall TENANT commence any TENANT changes before OWNER has approved the same, OWNER has received true copies of the applicable governmental permits and approvals issued in connection therewith, as well as the insurance in form and content as required by this Lease, and TENANT has paid any out-of-pocket fees, costs and expenses incurred by OWNER to date in connection with said TENANT Changes. All TENANT Changes shall be performed in such manner as not to unreasonably interfere with and not to impose any direct or indirect additional expenses upon OWNER in the maintenance or operation of the building. Throughout the performance of TENANT Changes, TENANT, at its cost and expense, shall carry, or cause to be carried, workmen’s compensation insurance in statutory limits and general liability insurance for any occurrence in or about the building, in which OWNER and its agents (and any other parties required by OWNER) shall be named as parties insured, in such limits as OWNER may reasonably prescribe, with insurers reasonably satisfactory to OWNER. TENANT shall furnish OWNER, on request, with satisfactory evidence that such insurance is in effect at or before the commencement of TENANT Changes and, at reasonable intervals thereafter during the continuance of TENANT’S Changes. If any of TENANT Changes shall involve the removal of any fixtures, equipment or other property in the demised premises which are not TENANT’S moveable office furniture and trade fixtures, such fixtures, equipment or other property shall be promptly replaced, at TENANT’S cost and expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless OWNER shall otherwise expressly consent in writing and TENANT shall, upon OWNER’S request, deliver, at TENANT’S cost and expense, any such fixtures, equipment or property so removed to OWNER or to such locations in New York City as OWNER shall direct. Except as otherwise expressly provided herein, the provisions of Article 3 shall apply to any of TENANT Changes made hereunder. In the event of any such installations or alterations whether made pursuant to Article 3 or otherwise, TENANT acknowledges that OWNER does not consent and TENANT shall not allow the reservation of any title to or a security interest in such goods.

(C)    TENANT agrees that it shall not exercise any of its rights pursuant to the provisions of this Article in any manner which could result in or threaten any work stoppage, picketing, labor disruption or dispute or violate OWNER’S union contracts affecting the land and/or building, or lead to interference with the business of OWNER or any lessee or occupant of the building, and a violation hereof shall be deemed a material default under this Lease; provided that no default shall be deemed to exist if TENANT utilizes contractors selected by OWNER. In the event of the occurrence of any condition described above arising from the exercise by TENANT of its rights pursuant to the provisions of this Article, TENANT shall, immediately upon notice from OWNER, cease the manner of exercise of such rights giving rise to such conditions. In the event TENANT fails to cease such manner of exercise of its rights as aforesaid, OWNER, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction upon notice to the office of TENANT’S attorney, which notice, notwithstanding anything to the contrary contained elsewhere herein, shall be effective and deemed given when hand delivered, or delivered by facsimile or email transmission, to the offices of TENANT’S attorneys.

(D)    TENANT, at its cost and expense, and with due diligence and dispatch, shall, within fifteen (15) business days after issuance, procure the cancellation or discharge of record of each and all notices of violation arising from or otherwise connected with TENANT Changes or TENANT’S operations which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. TENANT shall defend, indemnify and save harmless OWNER and its agents from and against any and all mechanic’s and other liens filed in connection with TENANT Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the demised premises and against all costs, expenses and liabilities incurred in connection with any such lien, security deposit, conditional sale or chattel mortgage or any action or proceeding brought thereon. Notwithstanding anything to the contrary contained in Article 3, TENANT, at its cost and expense, shall likewise procure the satisfaction or discharge of record of all mechanic liens by bonding or otherwise within fifteen (15) business days after the filing of any such lien. Notice is hereby given that TENANT has no power, authority or right to do any act or make any contract which may create or be the foundation for any lien upon the fee or leasehold estate of the OWNER in the demised premises or upon the land or building of which they are a part or the improvements now or hereafter erected upon the demised premises or the land or the building of which they are a part. If TENANT shall fail to procure the satisfaction or discharge of all liens as hereinabove provided, OWNER may, without having to contest the validity or amount of any such lien, pay (and/or utilize the TENANT’s security deposit to pay) the amount of such lien or discharge the same by deposit or by bond or in any manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with any fee, costs and expenses incurred by the OWNER, (including all reasonable attorney’s fees and disbursements incurred in and the defense of any such action, bonding or other proceeding) shall be payable by TENANT as additional rent hereunder. TENANT’S failure to repay OWNER within fifteen (15) days of written demand therefor shall constitute an Event of Default under this Lease.

(E)    All alterations, additions or improvements to the demised premises, including those installed by and at the cost and expense of TENANT, in accordance with the terms of Articles 3 and 48 hereof, shall become the property of the OWNER and remain upon the expiration or sooner termination of this Lease, except that all furnishings, business equipment (including but not limited to audio visual and information technology equipment) unattached trade fixtures and other moveable personal property items shall belong to TENANT and may be removed by TENANT at the expiration or earlier termination of this Lease, provided that any damage to any area in which any of the same were located, whether such damage was caused by attachment or any other method of installation, shall be repaired and restored to match the surrounding areas.

(F)    Whenever TENANT requests OWNER’s consent or approval to TENANT CHANGES or to any other matter or thing requiring OWNER’s consent or approval, then OWNER, as a condition precedent to considering such request, may require (in addition to any other requirements of OWNER in connection therewith) that TENANT pay the reasonable fee of OWNER’s attorneys, architect and/or engineer in connection with the consideration of such request, the preparation of any documents pertaining thereto, and/or the monitoring of said CHANGES.

(G)    Notwithstanding anything to the contrary in Article 3, Tenant shall not be required to remove such alteration at or prior to the expiration of the term of this Lease, except, at Landlord’s option, “Specialty Alterations” (as hereinafter defined) which Landlord may require to be removed (and any damaged areas affected by such removal repaired) by Tenant at Tenant’s sole cost and expense at the expiration or sooner termination of this Lease. As used herein, “Specialty Alterations” shall be any alterations not customarily undertaken in the typical construction of office space and require incremental increases in demolition costs for the removal thereof, but shall specifically include but not be limited to the following: (a) beam cuts, slab penetrations and floor openings, (b) raised, reinforced, or special flooring, and (c) data centers, and vaults. Landlord shall advise Tenant as to whether it will require removal of any Specialty Alteration prior to the installation thereof provided Tenant sends notice to Landlord of the intended Specialty Alteration and plans and specifications therefor, which notice includes the following specific language in bold capital letters on the face page of Tenant’s notice: “WE HEREBY REQUEST THAT YOU ADVISE US AT THIS TIME WHETHER YOU DEEM THE PROPOSED ALTERATION TO BE A “SPECIALTY ALTERATION,” AND, IF SO, WHETHER YOU REQUIRE THAT THE SAME BE REMOVED AND THE PREMISES RESTORED TO THE CONDITION EXISTING PRIOR TO SAID SPECIALTY ALTERATION AT THE EXPIRATION OR SOONER TERMINATION OF THE LEASE FAILURE TO NOTIFY TENANT WITHIN TEN (10) DAYS THAT REMOVAL AND RESTORATION IS REQUIRED WILL CONSTITUTE LANDLORD’S AGREEMENT THAT SUCH ALTERATION MAY REMAIN UPON EXPIRATION OF THE LEASE.” In the event Tenant strictly complies with the foregoing and Landlord does not state in its response to Tenant’s request that Landlord deems the alteration to be a Specialty Alterations and requires its removal, Tenant shall not be required to remove said alteration at the expiration of this Lease. Notwithstanding anything to the contrary contained elsewhere in this Lease, Specialty Alterations required by Landlord to be removed shall be removed within the last thirty (30) days of the term. No portion of OWNER’S Work shall be considered a specialty alteration.

49.	Insurance:

(A) TENANT, at TENANT’s sole cost and expense, shall obtain and provide, prior to entry upon the demised premises, and thereafter maintain throughout the term of this Lease and any renewal or extension thereof:

(1)    PROPERTY INSURANCE AGAINST LOSS OR DAMAGE BY FIRE, CASUALTY AND OTHER HAZARDS covered by a standard “special form” policy or its equivalent, including, but not limited to terrorism. This coverage shall be written on a full replacement cost basis and shall cover all personal property, including TENANT’s goods, wares, merchandise, equipment and fixtures (owned, rented, leased, installed or brought in, on or about the demised premises) and leasehold and other improvements to the demised premises as now or hereafter existing, as well as plate glass (if applicable), (collectively, “Property”) Failure of TENANT to secure and maintain adequate coverage shall not obligate OWNER or its agents or employees for any loss. TENANT hereby expressly releases OWNER from, and waives all claims against OWNER, and agrees to OWNER harmless for any damage to or loss of Property or property of others. As used in the preceding sentence and last sentence of this subparagraph (1), OWNER shall be deemed to include all of the additional insured parties hereinafter named TENANT shall procure a clause in, or endorsement on, each of such policies pursuant to which the insurance carrier waives subrogation or consents to a waiver of right or recovery against G&S REALTY 1, LLC, SAVITT PARTNERS LLC, New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, and 550 Adler Realty LG Holdings Company LLC, TENANT agrees not to make claims against or seek to recover from OWNER, G&S REALTY 1, LLC, SAVITT PARTNERS LLC, New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, or 550 Adler Realty LG Holdings Company LLC for loss or damage to its Property or Property of others covered by such insurance. To the extent TENANT shall be a self-insurer, TENANT waives its right to recovery, if any, against OWNER, its agents and employees, for loss, damage or destruction of its Property;

(2)    BUSINESS INTERRUPTION INSURANCE on a “special form” or equivalent basis in an amount equal to or greater than all Rent, Additional Rent and any other costs and expenses sustained by TENANT over a period of twelve (12) months commencing with the date of loss;

(3)    WORKERS’ COMPENSATION AND EMPLOYERS LIABILITY INSURANCE, affording coverage under the Workers Compensation laws of the State of New York and Employers Liability coverage, subject to a limit of not less than One Million Dollars ($1,000,000) each employee, One Million Dollars ($1,000,000) each accident, and One Million Dollars ($1,000,000) policy limit, covering all persons employed by TENANT or its agents or representatives in connection with work performed by or on behalf of TENANT or any party claiming through TENANT;

(4)    COMMERCIAL GENERAL LIABILITY INSURANCE written on an occurrence basis and including Products Liability/Completed Operations coverage, at a One Million Dollar ($1,000,000) per occurrence Combined Single Limit applying to Bodily Injury and Property Damage, subject to no deductible or Self-Insured Retention, and including all standard Broad Form Commercial General Liability extensions, (including but not limited to coverage for the indemnification obligations of TENANT under this Lease), occurring in, upon or adjacent to the demised premises and any part thereof, or in any way connected with the conduct and operation of TENANT’S use or occupancy of the demised premises, The policy shall contain Fire Legal Liability coverage subject to a limit equal to the replacement cost of the portion of the premised occupied by TENANT, such amount to be agreed upon by OWNER. If coverage is written on a form under which an aggregate limit applies, such aggregate limit shall not be less than Two Million ($2,000,000.00) Dollars and shall apply on a per location basis. The policy shall be endorsed to name OWNER and SAVITT PARTNERS LLC and New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, and 550 Adler Realty LG Holdings Company LLC as additional insureds on a primary, non-contributory basis under ISO Endorsement 12/93 CG 20 10 11 85 (Form, B) or its equivalent. The policy shall further be endorsed to waive the carrier’s subrogation rights against OWNER, G&S REALTY 1, LLC and SAVITT PARTNERS LLC and New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, and 550 Adler Realty LG Holdings Company LLC, and contain an indemnification and hold harmless agreement in favor of OWNER, G&S REALTY 1, LLC and SAVITT PARTNERS LLC and New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, and 550 Adler Realty LG Holdings Company LLC. Such policy shall include, but not be limited to, coverage for all operations of TENANT, TENANT’S contractors and subcontractors, including contractual liability, completed operations liability and contingent or protective liability and excluding any employee exclusion provision.

(5)    LIQUOR LIABILITY INSURANCE (if TENANT is engaged in the sale of alcoholic beverages) subject to a limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate. This policy shall be written on an Occurrence basis and include OWNER and its agents as additional insureds;

(6)    AUTOMOBILE LIABILITY INSURANCE (if applicable) providing liability insurance providing a One Million Dollar ($1,000,000) combined single limit for Bodily Injury and Property Damage, and covering all owned, non-owned and hired vehicles. Employees shall be included as additional insureds, including “Non-Ownership” and “Hired Car” coverages; and

(7)    UMBRELLA LIABILITY INSURANCE with a limit of not less than Two Million ($2,000,000.00) Dollars providing excess coverage over all limits and coverages required in Paragraphs (3), (4), (5) and (6) above without exception. This policy shall be written on an “occurrence” basis and include OWNER and the additional insureds named in subparagraph (l) (and later designees) as additional insureds on a primary and non-contributing basis The policy shall further be endorsed to waive the carrier’s subrogation rights against OWNER.

(B) CONTRACTOR’S INSURANCE. In the event TENANT engages contractors and/or subcontractors to perform work on the demised premises during the course of this Lease, TENANT shall cause its contractors and subcontractors to procure, evidence and maintain insurance coverages at all times during such work or their entry onto the demised premises for any reason, as follows:

(1)    WORKERS’ COMPENSATION AND EMPLOYERS LIABILITY INSURANCE, affording coverage under the Workers Compensation laws of the State of New York and Employers Liability coverage, subject to a limit of not less than One Million Dollars ($1,000,000) each employee, One Million Dollars ($1,000,000) each accident, and One Million Dollars ($1,000,000) policy limit;

(2)    COMMERCIAL GENERAL LIABILITY INSURANCE written on an occurrence basis and including Products Liability/Completed Operations coverage, at a One Million Dollar ($1,000,000) per occurrence Combined Single Limit applying to Bodily Injury and Property Damage, subject to no deductible or Self-Insured Retention, and including all standard Broad Form Commercial General Liability extensions. If coverage is written on a form under which an aggregate limit applies, such aggregate limit shall not be less than Two Million Dollar ($2,000,000) and shall apply on a per project basis. The policy shall provide Contractual Liability Coverage which shall contain no exclusion pertaining to injuries or death to employees of any contractor or subcontractors. The policy shall be endorsed to name OWNER and SAVITT PARTNERS LLC and New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, and 550 Adler Realty LG Holdings Company LLC as additional insureds on a primary, non-contributory basis under ISO Endorsement 12/93 CG 20 10 11 85 (Form, B) or its equivalent. The policy shall further be endorsed to waive the carrier’s subrogation rights against OWNER, G&S REALTY 1, LLC and SAVITT PARTNERS LLC and New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, and 550 Adler Realty LG Holdings Company LLC, and contain an indemnification and hold harmless agreement in favor of OWNER, G&S REALTY 1, LLC and SAVITT PARTNERS LLC and New York State Teachers’ Retirement System, 475 Adler Realty LG Holdings Company LLC, 530 Adler Realty LG Holdings Company LLC, and 550 Adler Realty LG Holdings Company LLC;

(3)    AUTOMOBILE LIABILITY INSURANCE (if applicable) providing Liability insurance under Symbol “I”, providing a One Million Dollar ($1,000,000) combined single limit for Bodily Injury and Property Damage and covering all owned, non-owned and hired vehicles; and

(4)    UMBRELLA LIABILITY INSURANCE with a limit of not less than $5,000,000 providing excess coverage over all limits and coverages noted in subparagraphs (1), (2) and 3 above. This policy shall be written on an “occurrence” basis and include TENANT, This policy shall be written on an “occurrence” basis and include OWNER and the additional insureds named in subparagraph (1) (and later designees), as additional insureds on a primary and non-contributing basis. The policy shall further be endorsed to waive the carrier’s subrogation rights against OWNER.

The certificate(s) of insurance shall be provided to OWNER prior to the contractors’ and subcontractors’ entry onto the demised premises or anywhere else in the Building where they may perform work by or on behalf of TENANT or anyone claiming through TENANT.

(C) All insurance required to be carried under this Lease shall be in a form reasonably satisfactory to OWNER with insurance companies licensed to do business in New York and rated no lower than A:VIII by the most recent edition of A.M. Best’s Property-Casualty Rating Guide (and any successor thereto). All policies shall provide that in the event of cancellation, non-renewal or material modification, OWNER shall receive 30 days written notice thereof (by certified or registered mail, return receipt requested). All insurance required to be carried by TENANT under this Lease shall have a term of not less than one (1) year and shall be written as primary policies non-contributing with or in excess of coverage that OWNER or TENANT may carry, as the case may be. All insurance required to be carried under this Lease shall have no exclusions with respect to the employees of TENANT or any contractor or subcontractor. Copies of all such policies and endorsements (with evidence of payment of the premium and the waivers of subrogation required pursuant to this Article) shall be deposited with OWNER prior to the day such insurance is required to be in force (but no later than ten (10) days prior to Tenant taking possession of the demised premises or being allowed access thereto), and binding certificates evidencing renewals thereof at least thirty (30) days prior to the expiration of the term of coverage. OWNER shall have the right from time to time during the term to require that TENANT name any other person or entity as an additional insured. OWNER shall have the right from time to time during the term to require that TENANT increase the amount and/or types of coverage required to be maintained under this Article to the amounts and/or types generally required of TENANTS in comparable situations, or as otherwise required by the holder of any mortgage encumbering the demised premises. In the event of any dispute, TENANT shall timely comply with OWNER’S demand, and separately seek judicial determination as to any claimed unreasonableness. The minimum limits of liability insurance required pursuant to this Article.

(D) TENANT shall not commit or permit anything to be done in, to or about the demised premises, or any adjacent property, contrary to law, or which will invalidate or be in conflict with the insurance policies carried by OWNER or by others for OWNER’S benefit, or do or permit anything to be done, or keep, or permit anything to be kept, in the demised premises, which (i) could result in termination of any of such policies, (ii) could reasonably be expected to adversely affect OWNER’S right of recovery under any such policies, (iii) could reasonably be expected to subject OWNER to any liability or responsibility to any person, or (iv) would result in reputable and independent insurance companies refusing to insure the Building or property of OWNER therein in amounts satisfactory to its mortgagees. If any such action by TENANT, or any failure by TENANT to comply with the requirements of insurance bodies or to perform TENANT’S obligations hereunder, or any use of the demised premises by TENANT shall result in the cancellation of any such insurance or an increase in the rate of premiums payable with respect to such policies, TENANT shall indemnify, defend and hold OWNER harmless against all losses, including but not limited to any loss which would have been covered by such insurance and the resulting additional premiums paid by OWNER except any injury or death to persons to the extent caused by the gross negligence or willful misconduct of OWNER. TENANT shall make such reimbursement within thirty (30) days after receipt of notice and evidence from OWNER that such additional premiums have been paid, without limiting OWNER’S rights otherwise provided in this Lease.

(E) Except for injury or death to any persons to the extent caused by the gross negligence or willful misconduct of OWNER, TENANT covenants and agrees to indemnify and save OWNER, its principals, disclosed or undisclosed, the building’s managing agent, the holders of any mortgages and ground or underlying lease(s), and all of the foregoing named parties’ respective shareholders, members, employees, officers, directors, agents, contractors, licensees and invitees, (collectively “Indemnitees”), from and against any and all liability (statutory or otherwise), demands, claims, actions, suits, proceedings, damages, judgments, fees, costs, fines, penalties, interest and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements incurred in the defense of any and all claims, actions, suits or proceedings), (sometimes collectively referred to as “Claims and Losses”) or other liability arising during the term of this Lease out of or in connection with (i) the possession, use, occupancy, and, to the extent such are responsibilities or obligations of TENANT under the Lease, construction, management, repair, maintenance or control of the demised premises or any part thereof or any other part of the building used by TENANT or subtenants or any of TENANT’s or said subtenant’s respective employees, agents, contractors (including but not limited to subcontractors of said contractors), concessionaires, licensees, invitees, subtenants or assigns, or (ii) any act or omission of TENANT or TENANT’S agents, employees, contractors, subcontractors of said contractors, concessionaires, licensees, invitees, subtenants or assignees in violation of this Lease, or arising from the negligence or willful misconduct of any of the foregoing, or (iii) any default, breach, violation or nonperformance of this Lease or any provision hereof by TENANT, or (iv) any injury to person or property or loss of life sustained in or about the demised premises or any part thereof (each an “Indemnified Claims”) TENANT shall, at its own cost and expense, defend any and all Claims and Losses which may be brought against OWNER and/or any of the other Indemnitees in connection with the Indemnified Claims and shall pay, satisfy and discharge any and all judgments, orders, awards, and decrees which may be made or entered against, Indemnitees with respect to the Indemnified Claims. The foregoing indemnity shall include injury to or death of any employee of any contractor or subcontractor and shall not be limited in any way by the amount or type of damages, compensation or benefits payable under any applicable Workers’ Compensation, Disability Benefits or other similar employment benefits acts. The commercial general liability coverage maintained by TENANT pursuant to this Lease shall specifically insure the contractual obligations of TENANT as set forth in this Article and/or as otherwise provided in this Lease. TENANT further covenants and agrees that in the event any action, suit or proceeding shall be brought against Indemnitees, on the demised premises as a result of any loss, damage, injury or death as aforesaid, said TENANT will defend such action, suit or proceeding and will pay any, fines, penalties, and judgments against the Indemnitees, or against the demised premises, including reasonable attorneys’ fees, costs, fines and expenses of the Indemnitees TENANT shall use reasonable efforts to cause its contractors and/or subcontractors to agree in writing to defend, indemnify and hold Indemnitees harmless from and against any and all liability (statutory or otherwise), demands, claims, actions, suits, proceedings, damages, judgments, fees, costs, fines, penalties, interest and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements incurred in the defense of any and all claims, actions, suits or proceedings), resulting from injury and/or death of any person or damage to or loss of any property arising out of any negligent or wrongful act, error or omission or breach of contract, in connection with the operations of the contractor or subcontractor in the demised premises or anywhere else in or about the Building. The foregoing indemnity shall include injury or death of any employee of the contractor or subcontractor and shall not be limited in any way by the amount or type of damages, compensation or benefits payable under any applicable Workers’ Compensation, Disability Benefits or other similar employee benefits acts. Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to defend or assist in defending any claim, action, or proceeding involving potential liability, as determined by the Indemnitee in its sole discretion, of Three Million ($3,000,000.00) Dollars or more. The indemnifying party shall pay the reasonable fees and disbursements of such attorneys. The obligations in this subparagraph (E) shall survive the expiration or earlier termination of this Lease. To the extent covered by the mutual release and waiver of subrogation in respect to property contained in Article 9, Tenant is not required to indemnify OWNER.

OWNER covenants and agrees to defend and indemnify and save TENANT from third party Claims and Losses to the extent incurred by TENANT due to death or injury to persons to the extent caused by the negligence or willful misconduct of OWNER or its employees or agents.

50. Use: Subject to and in accordance with the rules, regulations, laws, ordinances, statutory limitations and requirements of all governmental authorities and the fire insurance rating organization and board of fire underwriters and any similar bodies having jurisdiction thereof, and the other terms and conditions of this Lease, TENANT covenants and agrees that it shall use the demised premises solely for design and general offices.

51.	Limitation of Liability:

(A) If OWNER or any successor in interest to OWNER is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this Lease, Furthermore, irrespective of whether OWNER or any such successor be an individual, a corporation, a limited liability company, or any other business entity, in the event OWNER or any such successor shall be in breach or default with respect to its obligations under this Lease, TENANT shall look solely to the estate of such owner or successor in the land and building of which the demised premises forms a part for the satisfaction of TENANT’s remedies for the collection of a judgment (or other judicial process), and no other property or assets of such OWNER or successor, or any officer, director, shareholder, partner, member, principal or agent thereof shall be subject to suit, or to levy, execution or other enforcement procedure for the satisfaction of TENANT’s remedies under, with respect to, or arising out of this Lease, the relationship of OWNER and TENANT hereunder, or TENANT’s use and occupancy of the demised premises. Anything to the contrary notwithstanding, nothing herein shall be construed to allow the TENANT to withhold rent for any reason whatsoever.

(B) In no event shall TENANT be entitled to make, nor shall TENANT make, any claim, and TENANT hereby waives any claim against OWNER and against any agent of OWNER, for money damage, fees or other monetary relief (nor shall TENANT claim any money damages, fees or other monetary relief by way of set-off, counterclaim or defense) based upon any claim or assertion by TENANT that OWNER has unreasonably withheld or delayed its consent or approval to any request of TENANT in such instances, if any, where OWNER is expressly required hereunder, or under law, not to unreasonably withhold or delay such consent TENANT’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment, and TENANT shall not accept any award of damages, fees or other relief.

52.	Curing TENANT’S Defaults, Additional Rent:

(A) Anything to the contrary contained in this Lease notwithstanding, if TENANT shall default in the performance of any of TENANT’S obligations under this Lease, OWNER, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the cost and expense of TENANT, without notice in a case of emergency, and in any other case, only if such default continues after the expiration of the later of (i) five (5) business days from the date OWNER gives TENANT notice of intention to do so, or (ii) the applicable grace period provided in paragraph 17 or elsewhere in this Lease for cure of such default, whichever occurs later.

(B) Bills for any fee, costs and expenses incurred by OWNER in connection with any such performance by it for the account of TENANT, and bills for all fees, costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against TENANT, under or in connection with this Lease, or pursuant to law, including any such fees, costs, expenses and disbursements, including, but not limited to, reasonable attorneys’ fees and court costs involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by OWNER or at its instance to TENANT, may be sent by OWNER to TENANT monthly, or immediately, at OWNER’S option, and shall be due and payable by TENANT in accordance with the terms of such bills but no later than ten (10) business days after giving notice of such bills.

53.	Late Charge; Additional Rent:

(A) If any check given to OWNER for payment of fixed rent, additional rent or other charges under this Lease (collectively, “Rental”) shall be returned by TENANT’s bank due to insufficient funds, TENANT shall be deemed to have failed to timely pay such Rental to OWNER. TENANT acknowledges further that the actual costs to OWNER in each particular case will vary according to the circumstances of the case and that the determination of the precise costs would, in itself, result in considerable expense. Accordingly, TENANT agrees that if any installment of Rental due under this Lease is not paid within ten (10) days of the date the same is due, or is so dishonored, TENANT shall pay to OWNER a late charge equal to four (0.04) cents for each dollar ($1.00) overdue for each month, or part thereof, until payment of such amount and late charge, and TENANT’s failure to pay any late charge due under this Article shall constitute a default in TENANT’s obligation to pay Rental; provided that no such late charge shall be payable for the first late Rental in any twelve (12) month period, provide that TENANT pays the overdue amount within three (3) business days after notice to TENANT.

(B) All Rental payable by TENANT under this Lease shall constitute additional rent and shall be payable without set-off or deduction, whether or not so specified elsewhere in this Lease. All Rental in arrears for more than thirty (30) days will bear interest at the rate equal to the rate published by J.P. Morgan Bank as its “prime rate,” plus five percent (5%) but in no event more than maximum annual rate of interest chargeable thereto under applicable law, from their respective original due dates until received by OWNER, but the foregoing shall in no way limit any claim for damages or any other rights and remedies available to OWNER for any breach or default by TENANT. TENANT’S obligations under this Lease will survive the expiration or sooner termination of the Term. TENANT agrees that OWNER shall have all of the rights and remedies for the non-payment thereof as the OWNER would have for the non-payment of the fixed or minimum rent required to be paid by the TENANT.

54.	Default:

(A) After any termination of this Lease pursuant to any of the provisions hereof, including, without limitation, pursuant to summary proceedings or otherwise, (a) all sums payable by TENANT hereunder up to the time of such termination shall become due thereupon and be paid, and (b) OWNER may elect to receive damages calculated in accordance with Article 16(b). In either event, OWNER shall not be liable in any way whatsoever for its failure or refusal to relet the demised premises or any part thereof, or if the demised premises are so relet, or its failure to collect the rent under such reletting, and no refusal or failure to relet to collect rent shall affect TENANT’s liability for damages or otherwise hereunder. Nothing herein contained shall limit or prejudice the right of OWNER to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to herein. TENANT agrees that the rights and remedies afforded to OWNER under this Lease, including, without limitation, the right to collect damages as calculated under Article 16(b) as stated above, constitute a fair and reasonable amount of damages in the circumstances.

(B) TENANT acknowledges that: (i) its agreement to fully and timely pay all rent and additional rent is a material inducement for OWNER to enter into this Lease; (ii) the aggregate amount of all rent and additional rent are due and payable in full at the commencement of the term, but OWNER, solely for TENANT’S convenience, has permitted said amount to be payable in equal monthly installments during the term; (iii) upon default in the full and timely payment of any rent and additional installments, the entire unpaid balance of the aggregate amount of all rent and additional rent for the then remainder of the term (as originally reserved) will immediately become due and payable without notice or demand; and TENANT agrees that the provisions of this Article: (a) will not constitute or be deemed to be liquidated damages or a penalty; (b) will apply notwithstanding any contrary provision of this Lease; and (c) will be in addition to, and not limit, any other rights and remedies available to OWNER pursuant to this Lease and otherwise (including, without limitation, those regarding additional rent reserved under this Lease) upon a default in the fully and timely payment of rent installment. The parties agree that this Article fairly reflects their intent with respect to a default of the nature specified in clause “(iii)” hereof.

(C) The remedies granted to OWNER in the event of TENANT’s default or non-compliance are deemed to be cumulative and in addition to all other remedies attainable at law or in equity, and all of the same may be exercised at one time or different times, concurrently or in any order in the sole discretion of OWNER, and the exercise of any one remedy will not operate as a waiver or preclude the exercise of any other remedy.

(D) Notwithstanding anything to the contrary in this Lease, TENANT shall have, after receiving a notice from OWNER regarding a non-monetary default, thirty (30) days to cure such non-monetary default (rather than the fifteen (15) days specified in Article 17(1)); provided that if such cure cannot be completed within such thirty (30) day period, TENANT shall have such additional time as needed (but not more than an additional one hundred twenty (120) days) to complete such cure so long as the cure is commenced within such thirty (30) day period and is diligently pursued to completion. Furthermore, notwithstanding anything to the contrary in Article 17(2), TENANT shall have a period of seven (7) days after notice from OWNER in which to cure any default in the payment of fixed rent or additional rent The foregoing does not limit the right of OWNER to impose the late charge and interest as applicable in accordance with Article 53(A).

55.    Holdover: If the demised premises are not surrendered and vacated in the condition required by this Lease and at the time required by this Lease whether it be a natural expiration or an expiration due to default (time being of the essence), TENANT shall be liable to OWNER for (a) all losses, costs, liabilities and damages which OWNER may incur by reason thereof, including without limitation, consequential damages (if such holdover extends for more than sixty (60) days) and reasonable attorneys’ fees, and TENANT shall indemnify, defend and hold harmless OWNER against all claims made by any succeeding tenants against OWNER or otherwise arising out of or resulting from the failure of TENANT to timely surrender and vacate the demised premises in accordance with the provisions of this Lease, and (b) per diem use and occupancy with respect to the Demised Premises equal to two (2) times the fixed rent and additional rent payable under this Lease for the last year of the term of this Lease (which amount OWNER and TENANT presently agree is the minimum to which OWNER would be entitled, is presently contemplated by them as being fair and reasonable under such circumstances, and is not a penalty). In no event, however, shall this Article be construed as permitting TENANT to hold over in possession of the demised premises after the expiration or termination of the term of this Lease. The two (2) times rate shall be one and one-half(1-1/2) times for the first thirty (30) days of such holdover, and no consequential damages shall apply unless TENANT holds over for more than sixty 60) days.

56.    Certificates: TENANT agrees that from time to time, within ten (10) days after OWNER’S written request, TENANT will execute, acknowledge and deliver to OWNER and/or to any other person, firm, corporation, limited liability company, or entity, a statement certifying to such information regarding this Lease as OWNER or any of said others may request, including, without limitation, (i) the commencement and expiration dates of the term of this Lease, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), (iii) the dates to which fixed rent, additional rent and any other sums due hereunder from TENANT have been paid in advance, (iv) the amount of security (if any), and (v) whether or not, OWNER is in default under this Lease, and if so, specifying each such default. TENANT’s certificate shall inure to the benefit of OWNER and its successors and assigns, and may be relied upon by Owner as well as any other person, firm, corporation limited liability company, or other entity to whom such certificate is delivered (even if not addressed to the same), including any lender. Failure of TENANT to deliver such certificate will constitute TENANT’S acknowledgment, which may be relied on by any person holding or proposing to acquire an interest in the building or this Lease (including, without limitation, any interest as mortgagee or ground lessor), that this Lease is unmodified and in full force and effect and will constitute, as to any such person, a waiver of any defaults on OWNER’S part which may exist prior to the date of such notice. The foregoing shall not limit any other rights and remedies available to OWNER for breach of this Article.

57.    Laws Governing: This Lease shall be governed and construed in accordance with the laws of New York State, applicable to agreements made and/or to be performed wholly within said State, and the parties hereto hereby irrevocably submit to the jurisdiction of the State and federal court located in the County of New York, City of New York. It shall be deemed to have been negotiated at “arms-length” by both the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them. There shall be no presumption of construction against the drafter of this agreement as this agreement is a product of extensive negotiations between the parties. Each party shall have the right to injunctive relief for restraint of any violation or threatened violation of any term, condition or covenant of this Lease and to a decree compelling performance of any such term, condition of covenant of this Lease. The parties also hereby waive any claim that the State and federal courts located in the County of New York are inconvenient forums.

58.	Security:

(A) At all times prior to the expiration of the term of this Lease, TENANT shall maintain on deposit with OWNER the sum of $243,109.90 as security for the due and faithful payment, as herein provided, of the rent, additional rent, charges and damages payable by TENANT under this Lease or pursuant to law and for the due and faithful keeping, observance and performance of all the other covenants, agreements, terms, provisions and conditions of this Lease on the part of TENANT to be kept, observed and performed. TENANT expressly acknowledges and agrees that OWNER may use, apply or retain the whole or any part of the security deposit under this Lease for the payment of any rent and additional rent or any other sum as to which TENANT is in default or for any sum which OWNER may expend or may be required to expend by reason of TENANT’s default in respect of any of the terms, covenants and conditions of this Lease, as well as for any damages or deficiency in the reletting of the demised premises caused by TENANT’S default, whatever such damages or deficiency accrued before or after summary proceedings or other re-entry by OWNER, all of the foregoing in such order and priority as OWNER may elect in its sole discretion. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against TENANT, or its successors or assigns, the security deposit shall be deemed to be applied first to the payment of any rents and/or other charges due OWNER for all periods prior to the institution of such proceedings, and/or, at OWNER’s option, in partial liquidation of OWNER’s damages arising from such default of proceeding(s). If as a result of any such application to all or any part of such security, the amount of cash so on deposit with OWNER (exclusive of any interest) shall be less than the amount set forth above, TENANT shall deposit with OWNER cash in an amount equal to the deficiency within ten (10) business days after demand. The TENANT’s obligation to pay such deficiency shall be treated as if it was an obligation to pay fixed rent or additional rent and shall be subject to all of the remedies for non-payment of fixed rent. The security deposit (if held by OWNER and not provided in a letter of credit) shall be held in an interest bearing account and the interest earned thereon, less the maximum annual administrative fee allowable to OWNER under law, shall be deemed a part of the security deposit. Notwithstanding anything to the contrary contained hereinabove or elsewhere in this Lease, in the event that Tenant, for a fourth time, is ever in monetary default or material non-monetary default (beyond any cure period as may apply) of any of the covenants, agreements, terms, provisions and conditions of this Lease, then, OWNER, at its option, may elect to require TENANT to deposit (or to increase the letter of credit), within ten (10) days after notice from OWNER, an additional month’s security under this Lease (calculated at the then monthly rate of fixed rent payable under this Lease), and thereafter the amount of security required to be maintained by Tenant throughout the term of this Lease shall be increased by such amount.

(B) Notwithstanding the foregoing, in lieu of a cash deposit, TENANT may deliver to OWNER a clean, irrevocable and unconditional standby Letter of Credit (the “Letter of Credit”) issued by and drawn upon Silicon Valley Bank or any commercial bank (hereinafter referred to as the “Issuing Bank”) having a tangible net worth of not less than One Billion and 00/100 ($1,000,000,000.00) Dollars, which Letter of Credit may be drawn by facsimile draft (if the issuer’s offices are located outside the City of New York), shall have a term of not less than one year, be in form and content acceptable to OWNER, be for the account of OWNER, and be in the amount of the Security Deposit. In the event TENANT defaults in the performance of any of the terms of this Lease, including the payment of rent, beyond any applicable cure period, or in the event of the filing of a bankruptcy proceeding by or against TENANT, OWNER may use, apply or retain the whole or any part of the Security Deposit, as represented by the Letter of Credit, by drawing down on the same to the extent required for the payment of any rent or for any sum which OWNER may expend or may be required to expend by reason of TENANT’s default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the demised premises after termination of the Lease for Tenant’s default, whether accruing before or after summary proceedings or other re-entry by OWNER. In the case of every such use, application or retention, TENANT shall, on demand, pay to OWNER the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be replenished to its former amount, or, restore the Letter of Credit to the original required amount. The Letter of Credit shall provide that:

(i) The Issuing Bank shall pay to OWNER or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the term of this Lease (and shall remain in effect for not less than sixty (60) days following the expiration date of the Lease), unless the Issuing Bank sends written notice (hereinafter referred to as the “Non-Renewal Notice”) to OWNER by certified or registered mail, return receipt requested, or national overnight courier service requiring receipt, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed. OWNER covenants and agrees to return the Letter of Credit to Tenant on or before the sixty-first (61st) day following the expiration or termination date of the Lease;

(iii) If OWNER receives a Non-Renewal Notice and TENANT fails to provide a replacement Letter of Credit which meets the requirements of this Lease with an effective date commencing on the day following the expiration of the existing Letter of Credit not fewer than thirty (30) days prior to the expiration of the Letter of Credit, such failure shall constitute a material default under this Lease and OWNER shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which monies shall be held by OWNER as a cash deposit pursuant to the terms of the printed portion of this Lease, pending the replacement of such Letter of Credit or TENANT’s default after notice and the expiration of any applicable cure period hereunder); however, OWNER’s holding of such cash security shall not be deemed a waiver of TENANT’s default of its obligation to maintain the security in the form of a Letter of Credit); and

(iv) Upon OWNER’s sale of OWNER’s interest in the land and the Building, the Letter of Credit shall be transferable, without charge, by OWNER

If a bankruptcy proceeding is filed by or against TENANT, OWNER shall have the right, exercisable by a sight draft, to receive monies represented by the Letter of Credit. If a voluntary termination of this Lease occurs, OWNER shall have the right, exercisable by sight draft, to receive monies represented by the Letter of Credit in order to satisfy any fees and payments owed by TENANT in connection with such termination, including without limitation, accrued but unpaid rents and/or other charges payable pursuant to the Lease and any termination fees and all other amounts owed by TENANT to OWNER pursuant to any written agreement entered into between them with respect to such termination. If TENANT shall owe any late charges or fees or interest on late payments to OWNER pursuant to this Lease or otherwise pursuant to legal process or law, OWNER shall have the right, exercisable by sight draft, to receive monies represented by the Letter of Credit in order to satisfy such amounts owed by TENANT. In the event of a sale of OWNER’s interest in the land and the Building, OWNER shall have the right to transfer (at no expense to OWNER) the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and OWNER shall be released by TENANT from all liability for the return of such cash security or Letter of Credit. In such event, TENANT agrees to look solely to the new OWNER for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new OWNER. TENANT covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither OWNER nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that at any time during the term of this Lease, OWNER, in OWNER’s reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified above, or (b) that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the “Existing L/C”) in accordance with the terms thereof, then, upon the happening of either of the foregoing, OWNER may send written notice to TENANT (hereinafter referred to as the “Replacement Notice”) requiring TENANT within fifteen (15) business days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the “Replacement L/C”) from an Issuing Bank meeting the qualifications described hereinabove. Upon receipt of a Replacement L/C meeting the qualifications, OWNER shall forthwith return the Existing L/C to TENANT. In the event that (i) a Replacement L/C meeting the qualifications is not received by OWNER within the time specified, or (ii) OWNER reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by OWNER and the proceeds thereof shall be held by OWNER in accordance with this Lease, subject, however, to TENANT’s obligation to replace such cash security with a new letter of credit meeting said qualifications.

59.	Attornment; Refinancing:

(A) If, at any time prior to the termination of this Lease, any holder(s) of any mortgage(s) or underlying lease(s) or any other person or the successors or assigns of the forgoing (collectively referred to as “Successor Owner”) shall succeed to the rights of OWNER under this Lease, TENANT agrees, at the election and upon request of any Successor Owner to fully and completely attorn to and recognize any such Successor Owner, as TENANT’s OWNER under this Lease upon the then executory terms of this Lease; provided such Successor Owner shall agree in writing to accept TENANT’s attornment. The foregoing provisions of this paragraph shall inure to the benefit of any such Successor Owner shall apply notwithstanding that as matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instruments shall be required to give effect to said provisions. Upon the request of any such Successor Owner, TENANT shall execute and deliver from time to time, instruments satisfactory to any such Successor Owner in recordable form if requested to evidence and confirm the foregoing provisions of this Paragraph acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct Lease between such Successor Owner and TENANT upon all of the then executory terms of this Lease except that such Successor Owner shall not be: (i) liable for any previous act or omission or negligence of OWNER under this Lease; (ii) subject to any counterclaim, defense or offset, expressly provided for in this Lease and asserted with reasonable promptness, which therefor shall have accrued to TENANT against OWNER; (iii) bound by any previous modification or amendment of this Lease made after the granting of such senior interest, or by any previous payment of more than one month’s Fixed Rent or Additional Rent, unless such modification or payment shall have been approved in writing by any Superior Lessee or Superior Mortgagee through or by reason of which the Successor Owner shall have succeeded to the rights of OWNER under this Lease; (iv) obligated to repair the demised premises or the building or any part thereof, in the event of total or substantial damage beyond such repair as can reasonably be completed with the net proceeds of insurance actually made available to Successor Owner, provided all insurance to be maintained by the OWNER hereunder is thus maintained; or (v) obligated to repair the demised premises or the building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be completed with the net proceeds of any award actually made available to Successor Owner, or consequential damages allocable to the part of the demised premises or the building not taken. Notwithstanding the foregoing, in the case of (iv) or (v) above, if such Successor Owner elects not to make the repairs set forth in such subsections, TENANT shall have the right to terminate this Lease upon written notice to such Successor Owner. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such Successor Owner.

(B) If, in connection with obtaining financing or refinancing for the building, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, TENANT will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of TENANT hereunder (except, perhaps, to the extent that TENANT may be required to give notices of any defaults by OWNER to such lender and/or permit the curing of such defaults by such lender together with the granting of lender to get possession of the said building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or for any assignment or sublease be deemed to materially adversely affect the leasehold interest hereby created, provided that TENANT’s Lease term may not be interrupted.

60.    Local Laws: In the event that the OWNER is required or directed to perform any improvements or other work to the building or any part thereof pertaining to or to conform with any laws, orders, regulations or requirements of any state, federal, municipal or local governments, departments, commissions, boards, agencies or other governmental or quasi-governmental authority, then and in such event TENANT shall pay to OWNER, as additional rent, TENANT’s Share of the costs of such work and/or improvements, as the case may be, within ten (10) days after written notice from OWNER.

61.	Partial Invalidity; Rent Regulation.

(A) If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(B) Should TENANT take advantage of or invoke any provision of any federal, state or local law, or proclamation, order, regulation or direction of any public officer or body, now in force or that may hereafter be enacted, granting to TENANT, during any year of the term of this Lease, the right or option to pay a rental less than the yearly fixed rent and additional rent and other charges payable during any such year by TENANT under this Lease, then and in such event, OWNER shall have the right and option of (i) terminating this Lease and the term hereof upon sixty (60) days prior written notice to TENANT, or (ii) electing to require TENANT to take such actions (at TENANT’s cost and expense) and enter into such agreements as may be legally allowed in order to maintain and preserve the payment of the full fixed rent and additional rent payable hereunder. In the event OWNER shall elect to proceed pursuant to said subdivision (ii), and TENANT’s obligation under law to pay the full fixed rent and additional rent hereunder shall be suspended or discharged during any period, TENANT covenants and agrees to pay to OWNER the amount of such unpaid fixed rent and additional rent immediately upon the earlier of the expiration of such period or the termination of this Lease. In addition, TENANT hereby waives any and all rights under any law, order or regulation, or under any court order, judgment, decision or direction, to require OWNER to enter into, or permit the renewal or extension of, the term of this Lease, including, without limitation, any right to cause the mandatory arbitration of the terms of any such renewal or extension, or any right of first refusal with respect to the leasing of the demised premises to which TENANT may become entitled. The provisions of this Article shall survive the termination of this Lease.

62.	Sublease, Assignments, etc.:

(A) Except as may otherwise be expressly provided in this Article 62, TENANT will not, by operation of law or otherwise (including, without limitation, by merger or consolidation) cause or permit the assignment, mortgage, transfer or encumbrance of this Lease, nor sublet or permit the demised premises or any part thereof to be used by others without obtaining the prior written consent of OWNER in each instance. The consent by OWNER to any assignment or subletting shall not in any manner be construed to relieve TENANT from obtaining OWNER’s express written consent to any other or further assignment or subletting nor shall any such consent by OWNER serve to relieve or release TENANT from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on TENANT’s part to be observed and performed. TENANT further covenants and agrees that it shall not enter into any agreements for any space in the building with any tenants or subtenants (or affiliates thereof) in the building without the prior written consent of OWNER.

(B) Upon obtaining a proposed assignee or subtenant, upon terms satisfactory to TENANT, TENANT shall submit to OWNER in writing (w) the name of the proposed assignee or subtenant; (x) a fully executed assignment or sublease agreement, subject only to OWNER’s consent; (y) the nature and character of the business and credit of the proposed assignee or subtenant; and (z) current financial statements, banking references and any other references and information reasonably requested by the OWNER, including those of the assignee’s or subtenant’s principals. Within thirty (30) days after receipt of the foregoing, OWNER may elect to recapture the demised premises if the transaction is an assignment or a subletting of all or substantially all of the demised premises (not including, however, the transactions contemplated in subparagraph (D) below), in which event this Lease shall terminate on the date set forth in the sublease or in the assignment, or sooner date as OWNER may elect, but not sooner than thirty (30) days after OWNER’s election. TENANT expressly agrees that its notice to OWNER shall be deemed an irrevocable offer to OWNER for OWNER to exercise its recapture rights herein. If OWNER does not elect to recapture the demised premises as aforesaid, then OWNER’s consent to any such proposed assignment or to a subletting of the entire demised premises shall not be unreasonably withheld, provided, however, that OWNER may withhold consent thereto if in the exercise of its sole judgment it determines that:

(i) the financial condition and general reputation of the proposed assignee or subtenant are not reasonably acceptable to OWNER;

(ii) the proposed use, including the specific clothing and apparel to be shown at the demised premises, does not comport with the particular market and price-point standards that OWNER has in effect for a majority of the building’s tenants (excepting the ground floor tenants), and is not otherwise in keeping with the character of the existing tenancies and the dignity and character of the building (but in no event shall the foregoing be deemed to enlarge the purposes for which the demised premises are expressly permitted to be used, as set forth on the first page of this Lease);

(iii) the nature of the occupancy, even pursuant to the permitted use, is such that it will cause an excessive density of employees or traffic or make excessive demands on the building’s services or facilities or in any other way will lessen the dignity or character of the building;

(iv) TENANT proposes to assign or sublet to one who, at the time, is a tenant or an occupant of the building, or a subsidiary, division or affiliate of any such tenant or occupant of the building, or to one with whom OWNER or its agents are, or were within the last six (6) months, negotiating for space in the building, or to one who, at the time, is a tenant or occupant of premises in any other building then owned or managed by OWNER or its affiliates, or proposes to sublet or assign to any person or entity which may be entitled to immunity, or which is not a domestic business entity subject to the jurisdiction of the Supreme Court of the State of New York, County of New York for all purposes; or

(v) TENANT proposes to assign or sublet all or a portion of the demised premises at a rental rate less than the higher of (a) the fixed rent and additional rent then payable under this Lease, or (b) the fixed and additional rental rate OWNER is then asking for other space in the building. Without limiting the foregoing, the demised premises (or the applicable portion thereof) shall not be listed or otherwise publicly advertised at a rental rate that is less than (a) or (b) above, but nothing herein prevents TENANT from (a) consummating a transaction at a rental rate that is less than such prevailing rate, or (b) disseminating broker materials regarding the availability of all or a portion of the demised premises, provided that any information regarding the rental therefor is furnished only upon specific individual request and not in a form or by a method which would identify the demised premises, TENANT and/or the building;

(C) Further, and as a condition of OWNER’s consent to any assignment or subletting:

(i) TENANT, at the time of requesting OWNER’s consent and at any later time up to and including the date of the proposed assignment or subletting, as the case may be, shall not be in default under this Lease;

(ii) TENANT shall confirm in writing that said assignment shall not relieve TENANT of its continuing liability through the balance of the term of this Lease, including any modifications, renewals or extensions hereof;

(iii) an original or duplicate original of the instrument of assignment and assumption agreement shall have been delivered to OWNER together with the request for OWNER’s approval (or, if it was expressly stated herein that no such approval was required, then at least ten (10) days prior to the effective date thereof), which assignment and assumption agreement shall provide that the assignee assumes in writing all of the terms, covenants and conditions of this Lease on the part of TENANT hereunder to be performed and observed;

(iv) an original or duplicate original of the sublease shall have been delivered to OWNER together with the request for OWNER’s approval (or, if it was expressly stated herein that no such approval was required, then at least ten (10) days prior to the effective date thereof), which sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease, and shall also provide that in the event that this Lease shall be terminated, then, at OWNER’s option, subtenant shall attorn to OWNER pursuant to the then executory terms and conditions of this sublease, except that OWNER shall not (1) be liable for any previous act or omission of TENANT under such sublease, (2) be subject to any offset that theretofore accrued to such subtenant against TENANT, or which will accrue based upon the acts or omissions of the TENANT prior to the date of attornment), or (3) be bound by any previous modification of such sublease or by any previous prepayment of more than one month’s fixed rent or any additional rent then due;

(v) OWNER may bill and TENANT shall pay all charges estimated by OWNER to be due through the date of assignment (without relieving TENANT or its assignee of the obligation to pay any balance due when the actual charges are computed);

(vi) each assignee (other than to an Affiliate in accordance with subparagraph (D) shall deposit with OWNER a sum equal to one (1) additional month of the then fixed rent as additional security deposit under this Lease;

(vii) any portion of the demised premises to be sublet and the remaining portion shall each be configured in such manner as to have direct access to the public corridor on the floor and otherwise reasonably configured for potential future use; OWNER may require that the sublet portion and the remainder of the demised premises share a single entrance and reception area; and

(viii) Except with respect to the transaction(s) permitted under subparagraph (D) below, TENANT shall pay to OWNER, as additional rent, an amount equal to fifty (50%) percent of any rents, additional charges or other considerations received by TENANT from the sublessee or assignee which are in excess of the fixed rent and additional rent payable during the balance of the term of this Lease (less reasonable attorneys’ fees and brokerage commissions, if applicable), if an assignment, or the balance of the term of the sublease, as the case may be. TENANT and such sublessee or assignee shall each certify the amount of said rental, charges and rent concessions, if any, in form reasonably satisfactory to OWNER. The sums payable under this subdivision (viii) be paid by TENANT to OWNER as and when received by TENANT.

(D) Notwithstanding anything to the contrary contained herein or elsewhere in this Lease, and provided that the same is not for the purpose of avoiding the general prohibitions set forth in printed portion of this Lease or hereinabove, TENANT may, without the prior written consent of OWNER, assign this Lease (i) to an Affiliate of Tenant, (ii) to a successor of TENANT by consolidation or reorganization or (iii) in connection with the bona fide sale of all or substantially all of Tenant’s assets and/or shares, including all of its right, title and interest in this Lease and any other leases it holds in Manhattan, to a third party, provided that in each case, the tangible net worth of the acquiring entity of said shares and/or assets, or the successor entity in any merger or consolidation, shall be not less than the greater of the tangible net worth of TENANT existing prior to such transaction or a net tangible worth which is sufficient in the reasonable opinion of OWNER, for the satisfaction of the remaining obligations during the term of this Lease, computed in accordance with generally accepted accounting principles, and said assignee, or the acquiring entity of said shares and/or assets, or the successor entity in any merger or consolidation, as the case may be, shall expressly and unconditionally assume by written agreement to perform all of the obligations of the TENANT hereunder, and such assignee shall be in compliance with subparagraph (C) above. OWNER’s right to recapture the demised premises and to share in any excess rentals shall be inapplicable to the transactions set forth in this subparagraph (D) An “Affiliate” shall mean with respect to an entity, all entities directly or indirectly controlling, controlled by or under common control with such entity, where control “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract interest or otherwise.

(E) Without limiting any of the other provisions of this Lease, if TENANT is a corporation (other than one whose shares are regularly and publicly traded on the NYSE, AMEX or NASDAQ in which case the regular day-to-day transfer of shares thereof shall be deemed excluded from the provisions of this subparagraph (E)), or if TENANT is a limited liability company, partnership or other entity, other than an individual, TENANT represents that the ownership and power to vote the majority of its entire outstanding capital stock or other controlling interests in TENANT (or in each party comprising TENANT) belongs to and is vested in the individual person executing this Lease on behalf of TENANT. A breach of the foregoing representation or any transfer of said controlling interests in TENANT or in any entity which directly or indirectly controls, or is in ultimate control of TENANT, shall constitute an assignment and a material breach of this Lease, unless TENANT, prior to said assignment, shall have fully complied with the provisions of Article 11 of this Lease and this Rider Article whether the same be accomplished by merger, consolidation, operation of law, bankruptcy or otherwise.

(F) Notwithstanding anything contained in this Article to the contrary, OWNER shall not be obligated to entertain or consider any request by TENANT to assign this Lease or to sublet all or a part of the demised premises unless each request by TENANT is accompanied by (i) a non-refundable fee payable to OWNER in the amount of One Thousand Two Hundred ($1,200.00) Dollars, representing OWNER’s administrative costs and expenses in processing each of TENANT’s requests, and (ii) a non-refundable fee in the amount of One Thousand Eight Hundred ($1,800.00) Dollars, representing payment of OWNER’s attorneys’ fees in connection with any such request.

(G) Notwithstanding anything to the contrary contained in this Lease, provided and so long as Tenant is not in default of this Lease beyond any applicable notice and cure period, Tenant shall be entitled to utilize a total amount not to exceed ten percent (10%) of the usable office area of the demised premises as so-called “desk space,” provided and so long as: (a) each user (i) has, and continues to have, business dealings with Tenant throughout the period of occupancy (other than by virtue of such occupancy), (ii) does not pay for its occupancy rights an amount greater than the fixed rent and additional rent that is reasonably allocable to the portion of the demised premises that said person utilizes as desk space, (iii) is a person not subject to any diplomatic or other immunity of any kind but rather is subject to the full jurisdiction of the courts of the State, City and County of New York, (iv) is not an occupant of any other part of the Building, and (v) uses the desk space for executive office purposes related to Tenant’s business and in keeping with the dignity and character of the building (as determined in Landlord’s good faith business judgment); (b) the area in which the desks are located is not separately demised from the balance of the demised premises and all such users enter into the interior areas of the demised premises through Tenant’s main reception area, (c) each user procures liability insurance in form and content reasonably acceptable to Landlord, with limits of not less than $1,000,000.00, naming Tenant and Landlord and its managing agent as additional insureds, and (d) Tenant notifies Landlord at least ten (10) business days prior to allowing such desk space to be used, of the name of each such person and their respective social security number, as well as the nature of such person’s ongoing business relationship with Tenant and delivers to Landlord, together with said notification, a license agreement in form and content reasonably acceptable to Landlord.

63. Access to Premises: Section 13 is hereby supplemented by adding the following sentence as the second sentence in such section: OWNER shall provide TENANT with not less than twenty-four (24) hours prior written notice (except in case of an emergency) in advance of such entry (which notice may be by email, telephone, or hand delivery), and, upon request, OWNER shall be accompanied by a representative of TENANT during such access and entry to the demised premises, if such representative is present when OWNER arrives for such access.

64.	Conditional Limitation and Repeated Material Defaults:

Notwithstanding any other provision in this Lease, this Lease is expressly subject to the conditional limitation that if TENANT shall default (beyond any applicable grace period) in the performance of any monetary or a material non-monetary term, covenant, or condition of this Lease (including the payment of rent) more than four (4) times in the aggregate in any period of twelve (12) months, then, notwithstanding that such defaults shall have been cured within any applicable grace period, and provided that upon the fourth such material breach OWNER provides TENANT with written notice in its associated notice of breach that upon any further material default OWNER may elect to exercise its right to terminate pursuant to this Section, any further material default shall be deemed to be deliberate for which default OWNER may terminate this Lease without service of any default notice or conditional limitation notice and TENANT shall not have the right to cure such default by application to any court of competent jurisdiction, and upon OWNER serving TENANT a ten (10) day notice of termination of this Lease and upon the expiration of said ten (10) day period, this Lease and term granted hereby shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely fixed for the expiration of this Lease and TENANT shall then quit and surrender the demised premises to OWNER as required under the terms of this Lease.

65.	Right of Early Termination:

(A)

Tenant shall have the right to cancel this Lease, effective on or after April 30, 2021 with nine (9) months prior written notice, accompanied by a bank check for the sum of the following: (i) the unamortized free fixed rent and OWNER’s Work; and (ii) an amount equal to six (6) months of the then escalated rent as specified in subparagraph 41(B) as of the date of the required notice, minus the electrical inclusion referenced in subparagraph 4l(E) hereof, as shown in Schedule “B” annexed hereto. Notice may not be given prior to July 31, 2020.

(B)

Notwithstanding anything to the contrary hereinabove, the effective date of termination must be the last day of a calendar month. Time is of the essence with respect OWNER’s receipt of the required payment together with such notice, and the rights of Tenant hereunder shall be null and void if Tenant fails to timely comply. Upon Tenant complying with the provisions hereof, and provided that Tenant is not in monetary default of the Lease or in non-monetary default of this Lease beyond any applicable cure period provided for therein (which non-monetary default is then cured within the applicable cure period), the Lease shall terminate as of the early termination date. The amounts payable under subclauses (i) and (ii) above shall be waived in the event that TENANT leases larger space in the building for a period of not less than three (3) additional years.

66.	Miscellaneous:

A.    Conflict; Headings: In the event of any inconsistency between the printed portion of this Lease and this Rider, the terms of this Rider shall control. The Article headings are for each of reference only and shall not be used to construe or in any way define or limit the provisions hereof.

B.    Notices to OWNER: A copy of any notice required or desired to be given by TENANT to OWNER shall also be given in the same manner and at the same time to: Savitt Partners LLC, 530 Seventh Avenue, Suite 401, New York, NY 10018. Notices to OWNER shall be deemed given upon receipt by OWNER. Notices to TENANT may also be given by OWNER’s managing agent and/or OWNER’s attorneys.

C.    Removal: All in-ceiling, wall, hanging and track light fixtures (including heads), and any other light fixtures installed by TENANT or OWNER shall become the property of OWNER and shall remain within the demised premises at the termination of this Lease, unless OWNER grants specific written permission to the TENANT to remove any of the same.

D.    Severability: Any provision of this agreement that is not enforceable under the laws of the United States or the State of New York shall be construed to be severable from the other provisions of this Lease without affecting the enforceability of the remaining provisions.

E.    Force Majeure: Neither party shall not be deemed in default in the performance of any obligation or undertaking provided herein in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, terrorism, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of such party, provided, however, that nothing contained herein shall operate to excuse Tenant from the timely payment of fixed rent or from timely payment of any other payments or charges required by the terms of this Lease, or to excuse Tenant’s performance of any of its obligations for lack of funds, or any holdover beyond the expiration or sooner termination of the term of this Lease, and, without limiting the foregoing, any Tenant delay or failure to perform resulting from lack of funds shall not be deemed a delay beyond the reasonable control of Tenant.

F.    Damage or Destruction: Notwithstanding anything to the contrary contained in Article 9 of this Lease, OWNER shall not be required to repair or rebuild the demised premises and may terminate this Lease if fifty percent or more of the building of which the demised premises is a part are damaged by any fire or other casualty (whether or not the demised premises were damaged thereby), or if such damage or destruction occurs during the last year of the term of this Lease, upon thirty days prior notice given within ninety days after such fire or other casualty, or, if later, within thirty days after the date on which the adjustment of the claims relating thereto. The date specified by OWNER for termination shall be not later than sixty days after the giving of OWNER’s notice of termination. The exercise of OWNER’s rights as provided herein shall not create in TENANT any right or obligation to repair or rebuild the demised premises. Further, nothing contained in Article 9 shall be deemed to require OWNER, as a part of its restoration obligations thereunder, to restore or rebuild any portion of the building except such structural portions of the demised premises and a roof therefor, together with electrical, water and sewer main service to a single point of connection at the demised premises or at a point on the floor on which the demised premises is located, and TENANT shall be responsible, at its sole cost and expense, to make all other leasehold improvements as may be necessary to complete the demised premises and recommence TENANT’s business operations. Anything contained in this Lease to the contrary notwithstanding, if the demised premises shall be so damaged that: (i) Owner’s architect estimates the same cannot be repaired to the condition required within nine (9) months following the date of casualty (Owner shall promptly advise TENANT in writing of such determination) or if Owner shall have elected to repair and Owner’s repair work is not completed within one (1) year following the date of casualty then, in either of such events, Tenant may, within ten (10) days after receiving notice of (i) or the occurrence of (ii), terminate this Lease by giving Owner a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Owner. If any material casualty occurs during the last twelve (12) months of the term, OWNER and TENANT may each elect to terminate this Lease by notice given to the other party within sixty (60) days of such casualty, in which event this Lease shall terminate thirty (30) days after the giving of such notice.

G.    Expenses: Without limiting any of OWNER’s other rights and remedies set forth in this Lease, all of the same being cumulative, TENANT shall pay to OWNER, as additional rent, within ten (10) days after demand, all reasonable attorneys’ fees and disbursements (including court costs and expenses of legal proceedings), as well as all out-of-pocket architectural, engineering and other professional fees, and other costs and expenses which OWNER may incur or pay out by reason of, or in connection with: (a) any assignment or sublease, (b) any proposed alteration of the demised premises by TENANT, and (c) any other instance in which OWNER’s consent or approval may be sought.

H.    No Recording: TENANT shall not record or attempt to record or in any way permit the recording of this Lease, any memorandum of this Lease, any assignment of this Lease, any sublease of the demised premises or any other instrument relative to this Lease, and any attempt to do so shall be null and void.

I.    Authority: TENANT represents and warrants that the individual signing on behalf of TENANT has the full legal right, power and authority to enter into this Lease on behalf of TENANT and that TENANT has taken all requisite corporate or other actions necessary to authorize it to execute, deliver and enter into this Lease, and perform its obligations hereunder OWNER and the individual signing on behalf of OWNER jointly and severally represent that OWNER has the full legal right, power and authority to enter into this Lease and to carry out its obligations hereunder, and has taken all requisite corporate or other actions necessary to authorize it to execute, deliver and enter into this Lease, and perform its obligations hereunder.

J.    Lighting: Throughout the term of this Lease, TENANT shall keep the lights in the showrooms and offices which are visible from any interior public hallway fully lit during the building’s regular business hours, being 9 AM to 5 PM, Monday through Friday, excluding federal holiday.

K.    Intentionally Deleted.

L.    Non-Waiver; Survival: OWNER’s failure during the Lease term to prepare and deliver any bills, statements or notices of any amount due, including, but not limited to, the amounts due with respect to real estate taxes, or OWNER’s failure to make a demand therefor, shall not in any way cause OWNER to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent which may have become due during the term, and such liability shall survive the expiration of the term.

M.    Blocked Persons: TENANT represents, warrants and covenants that neither TENANT nor any of its partners, members, shareholders, officers, directors or agents, as now or hereafter existing, shall any time hereafter, be or become listed on (i) the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed, Reg. 490079 (Sept. 25, 2001)(“Order”) and all applicable provisions of Title III of the USA PATRIOT ACT (Public Law NO. 107-56 (October 26, 2001); (ii) the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R Part 515; (v) is listed on any other publicly available list of terrorist, terrorist organizations or narcotic traffickers maintained by the United States Department of State, The United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App, 1-44; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act. 22 U.S.C. Section 287; The Cuban Democracy Act, 22 U.S.C, Sections 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 22 U.S.C. Sections 6021-6091; and the Foreign Narcotic Kingpin Designation Act, 21 U.S.C. 1901-1908,8 U.S.C. 1182, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); nor shall any of said partners, members, shareholders, officers, directors or agents, as now or hereafter existing be or become engaged in activities prohibited in the Orders; or be or have been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, tourist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. Sections 5311 et seq.).

N.    Wireless Internet Service; Telecommunications: TENANT shall have the right to install wireless Internet service in the interior of the demised premises, provided that (i) TENANT shall not solicit other tenants or occupants of the building to use wireless Internet service that emanates from the Demised Premises, and (ii) TENANT shall not permit the signals of TENANT’s wireless Internet service (if any) to emanate beyond the demised premises in a manner that interferes in any material respect with any building’s systems or with any other occupant’s use of other portions of the building. OWNER shall permit TENANT to gain access to the facilities of the telecommunications provider that services the building from time to time through the telecommunication closet on the floor of the building where the demised premises is located (it being understood that OWNER’s granting such access to TENANT shall not constitute OWNER’s agreement to provide telecommunications services to TENANT or to otherwise have responsibility for the operation or security thereof).

O.    Window Cleaning: TENANT acknowledges that TENANT, at its expense, is responsible for the regular weekly cleaning of its showroom windows, if any (or more often as is reasonably necessary) as well as the cleaning of the interior and exterior sides of the curtain wall windows, if any, at least twice each year, according to a schedule established by OWNER, as the same may be amended from time to time. If TENANT fails to comply with the foregoing obligations within five (5) days after written notice to TENANT, OWNER may perform such cleaning itself (without the necessity of any additional notice or cure period under this Lease, notwithstanding any other provision of this Lease), and TENANT shall then be obligated to pay the sums expended by OWNER within ten (10) days after demand.

P.    Overtime Services: If TENANT shall require services not controlled by TENANT within the demised premises or any other services other than during standard building hours (“after hours”), OWNER agrees, subject to the terms of this Lease and provided TENANT is not in default beyond any applicable notice and/or grace period under this Lease, to furnish after hours services upon reasonable advance notice from TENANT, given at least two (2) business days prior to the day in which such after- hours services are required. TENANT shall pay OWNER’s then established charges therefor within ten (10) business days after OWNER’s demand.

Q.    Additional Rules and Regulations: The following additional Rules and Regulations are hereby incorporated into and made a part of the Rules and Regulations set forth at the end of the printed form portion of this Lease:

15. (a) TENANT shall not invite to the demised premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, passenger elevators, freight elevators, and other facilities of the building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the TENANT or its employees, licensees, contractors, suppliers, or invitees. OWNER reserves the right to control and operate the public portions of the building and public facilities, as well as facilities furnished for common use of the tenants of the building, in such manner as it deems best for the benefit of said tenants generally. TENANT shall implement a policy that precludes its personnel from smoking in any part of the building or in or near any of the entrances thereto, and shall take whatever steps are lawfully permitted to prevent the same.

(b) TENANT shall comply with the security procedures that OWNER reasonably adopts from time to time for the building. TENANT acknowledges that OWNER’s security procedures may include, without limitation, (i) OWNER’S denying entry to the building by any person who does not present a Building pass or who does not comply with OWNER’S procedures regarding the registration of visitors to the building (including, but not limited to valid photo identification), and (ii) procedures governing the inspection of freight that arrives at the loading facilities for the building. TENANT shall subject to inspection by OWNER or OWNER’S designee all items being brought into the building by or on behalf of TENANT (including, without limitation, packages, boxes, bags, handbags, attache cases, and suitcases). OWNER may refuse entry into the building to any person who refuses to cooperate with such inspection or who is carrying any item which has a reasonable likelihood of being dangerous to persons or property. OWNER shall have the right to require TENANT to (x) direct persons who are delivering packages to the demised premises to make delivery to an office in the building that OWNER designates (in which case OWNER shall make arrangements for such packages to be delivered to TENANT using other personnel that OWNER engages and TENANT shall pay TENANT’s Share of the costs incurred by OWNER in providing such service, including pick-up of packages from the demised premises if the same is a part of such service), or (y) arrange for such persons to be escorted by a representative of TENANT while such person makes delivery to the demised premises. TENANT acknowledges that it shall be responsible for the acts and omissions of all persons for whom it requests a building pass or who otherwise visit the building as agents, clients, patrons, invitees, suppliers, contractors and/or guests of TENANT or any of TENANT’S employees or subtenants, and shall be liable to OWNER for the acts of each and all of the foregoing. TENANT acknowledges and agrees that any person whose presence in the building at any time shall, in the good faith judgment of OWNER, be prejudicial to the safety, character, reputation and interests of the building or of its tenants (regardless of whether any pass has been issued thereto) may be denied access to the building or may be ejected therefrom. In case of emergency, invasion, riot, public excitement or other commotion, OWNER may prevent all access to the building during the continuance of the same, by closing the doors or otherwise for the safety of the tenants and protection of property in the building. OWNER may require any person leaving the building with any package or other object to exhibit a pass from TENANT from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on OWNER for the protection of any tenant, including TENANT, against the removal of property from the demised premises, OWNER shall, in no way, be liable to TENANT or any other person for damages or loss arising from the admission, exclusion or ejection of any person to or from TENANT’s demised premises or the building under the provisions of this rule.

(c) TENANT covenants and agrees that throughout the term, it shall not suffer, allow or permit any vibration, noise or odor to emanate from the demised premises. If the same occurs, TENANT shall immediately cause the abatement thereof, and if any such condition is not immediately remedied, then OWNER may treat such failure on the part of TENANT to remedy such condition as a material default of this Lease on the part of TENANT hereunder, entitling OWNER to any of its remedies pursuant to the terms of this Lease. TENANT shall not subject any fixtures or equipment in or on the demised premises which are affixed to the realty, to any mortgage, liens, conditions, sales agreements, security interests or encumbrances. TENANT also covenants and agrees not to permit any cooking or food preparation whatsoever in the demised premises except as may occur in connection with use of the pantry including but not limited to use of a microwave oven (but not any warming or heating devices that require exterior exhaust) or otherwise in connection with services provided by service providers approved by Owner, such as caterers.

R.    Entire Agreement; Modification: TENANT expressly acknowledges and agrees that OWNER has not made and is not making, and TENANT, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent, if any, the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses their agreements and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease, made by the other. Any agreement hereafter made between said parties to change, waive, terminate, release or otherwise modify or supplement the provisions of this Lease, in whole or in part, shall be ineffective unless in writing and signed by the party or parties to be charged therewith.

S.    Submission of Lease; Execution: The submission by TENANT of an executed counterpart of this Lease shall be deemed to constitute an irrevocable offer by TENANT to OWNER for a period of thirty days from the date of tender thereof; however, the submission by OWNER of this Lease for examination or of any execution copies does not constitute a reservation or option for the demised premises in favor of TENANT, and this Lease shall be binding upon OWNER only upon OWNER’s countersignature and the unconditional delivery to TENANT (or TENANT’s attorney) of a fully executed counterpart of this Lease, and OWNER’s receipt of the checks for the first month’s fixed rent and the security deposit, if applicable. If either the check for said first installment or the check for the security deposit, if applicable, is returned for insufficient funds or any other reason, this Lease, shall, at OWNER’s option, be of no force and effect, ab inito, whether or not TENANT shall have entered into possession of the demised premises. This Lease may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement. If more than one party comprises TENANT, said parties expressly covenant and agree that the obligations under this Lease are joint and several.

Owner:	G&S Realty I, LLC

	By:	/s/ Robert Savitt

Print Name: Robert Savitt, Member

Tenant:	ZENO MANAGEMENT, INC.

	By:	Anthony Sun, MD

Print Name: Anthony Sun, MD

Title: Chief Executive Officer